SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 23, 2010
Date of report (Date of earliest event reported)

Petroleum Development Corporation
(Doing Business as PDC Energy)

Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

1775 Sherman Street, Suite 3000, Denver, CO 80203
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report
Item 1.01	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On November 18, 2010, Petroleum Development Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (the “Underwriters”), providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of an aggregate of 4,140,000 shares of the Company’s common stock (the “Shares”) (including 540,000 shares of the Company’s common stock pursuant to the full exercise of the Underwriters’ over-allotment option) at a price to the public of $32.00 per share. The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-155745) of the Company, as amended, as supplemented by the Prospectus Supplement dated November 18, 2010 relating to the Offering, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on November 19, 2010. The Offering was consummated on November 23, 2010. Legal opinions relating to the Shares issued in the Offering are included as Exhibit 5.1 hereto.

Net proceeds to the Company from the Offering are approximately $125.5 million (including the underwriters’ exercise of their over-allotment option to purchase additional shares in full), after fees and estimated expenses. The Company intends to use the net proceeds of the Offering, together with other proceeds, to repay borrowings under its credit facility used to fund an acquisition of additional assets in the Wolfberry Trend in the Permian Basin of West Texas that closed on November 19, 2010; to fund its previously announced acquisitions of the 2004 and 2005 drilling partnerships; and to fund other acquisitions and for general corporate purposes, including drilling capital expenditures associated with the development of the horizontal Niobrara oil play and in the Wolfberry oil trend and to fund refractures and recompletions on wells acquired from the Company’s drilling partnerships.  Pending such uses, the Company intends to apply the net proceeds from this Offering and other proceeds to temporarily repay the entire outstanding amount under its credit facility, with the remaining balance being deposited in an interest bearing account and held as cash and cash equivalents until utilized as discussed above.

All of the Underwriters or their affiliates have performed commercial banking, investment banking or advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of Wells Fargo Securities, LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., BBVA Securities Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., RBS Securities Inc. and Scotia Capital (USA) Inc. are lenders, and in some cases agents or managers for the lenders, under the Company’s revolving credit facility and, therefore, received their respective share of the repayment by the Company of amounts outstanding under its revolving credit facility from the net proceeds of the Offering.

      The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 23, 2010, the Company announced that the Offering was consummated.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number                                           Description

1.1                                Underwriting Agreement, dated as of November 18, 2010, among the Company andWells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as
representatives of the several underwriters.

5.1                                Opinion of Brownstein Hyatt Farber Schreck, LLP, regarding the validity of the Shares.

23.1                               Consent of Brownstein Hyatt Farber Schreck, LLP (included as part of Exhibit 5.1)

99.1                               Press release, dated November 23, 2010 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation
Date: November 24, 2010	By: /s/ Daniel W. Amidon Name: Daniel W. Amidon Title: General Counsel and Secretary

Exhibit Index

Exhibit Number                                           Description

1.1	Underwriting Agreement, dated as of November 18, 2010, among the Company and
Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as
representatives of the several underwriters.

5.1                                Opinion of Brownstein Hyatt Farber Schreck, LLP, regarding the validity of the Shares.

23.1                              Consent of Brownstein Hyatt Farber Schreck, LLP (included as part of Exhibit 5.1).

99.1                              Press release, dated November 23, 2010 (furnished herewith).